Exhibit 99.1

Fortune Brands Reports Strong Second Quarter Sales and EPS Growth; Raises 2016 Annual EPS Outlook

Highlights from continuing operations demonstrating continued strong momentum:

  Q2 2016 sales increased 11 percent year-over-year to $1.3 billion
  EPS $0.80; EPS before charges/ gains increased 39 percent to $0.82, reflecting stronger business performance and a lower tax rate
  Company increases outlook for full-year 2016 EPS before charges/gains to $2.70 - $2.78 on sales growth of 10 - 12 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--July 27, 2016--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2016 results from continuing operations and increased its 2016 annual outlook for earnings per share.

“We drove strong sales and profit gains across all segments in the second quarter as the home products market continued to grow at the pace that we had planned,” said Chris Klein, chief executive officer, Fortune Brands. “Based on continuing our strong performance, we are increasing our full year EPS outlook.”

Second Quarter 2016

For the second quarter of 2016, sales were $1.3 billion, an increase of 11 percent over the second quarter of 2015. Earnings per share were $0.80, compared to $0.48 in the prior-year quarter. EPS before charges/gains were $0.82, compared to $0.59 the same quarter last year. EPS before charges/ gains increased $0.23, with $0.18 from stronger operating performance and $0.05 from a lower tax rate. Operating income was $187.7 million, compared to $128.2 million in the prior-year quarter. Operating income before charges/gains was $191.7 million, compared to $150.5 million the same quarter last year, up 27 percent.

“In the second quarter, sales increased 12 percent for our U.S. home products businesses. Operating margin before charges/gains for the total company grew significantly by 190 basis points to 14.8 percent, with solid performance across all operating segments,” Klein said.

For each segment in the second quarter of 2016, compared to the prior-year quarter:

  Cabinet sales increased 17 percent from the prior year and 7 percent excluding the impact of Norcraft. Sales gains were strongest in the dealer, builder and home center special order channels, and segment operating margin before charges/gains increased 260 basis points to 12.9 percent.
  Plumbing sales increased 6 percent driven primarily by the growth in the wholesale channel and in China. Operating margin before charges/gains was 23.2 percent.
  Door sales were up 9 percent driven by the wholesale channel and operating margin before charges/gains increased 240 basis points to 15.3 percent.
  Security sales increased 6 percent and operating margin before charges/gains was 13.4 percent.

The Company also amended its credit agreement during the quarter. The duration of the credit facility has been extended to 2021, the revolver has been expanded to $1.25 billion and the term loan has been eliminated. “With the flexibility of this new credit facility, we are now better positioned to drive incremental growth with our balance sheet and cash flow,” said Lee Wyatt, chief financial officer.

Annual Outlook for 2016

The Company’s 2016 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. Based on the Company’s expectation to continue outperforming the market and incremental sales from the Norcraft acquisition in the first half of the year, the Company continues to expect full-year 2016 sales growth in the range of 10 to 12 percent.

The Company increased its expectations for EPS before charges/gains to be in the range of $2.70 to $2.78, which compares to 2015 EPS before charges/gains of $2.07. The midpoint of the Company’s increased EPS outlook represents a $0.19 increase from the previous outlook, with $0.13 from a lower tax rate and $0.06 driven by stronger operating performance.

“Demand for our home products remains strong, our teams continue to outperform the market for our products and we have again increased our EPS outlook,” said Klein. “Included in our outlook, we also plan to increase our brand spending starting in the second half of 2016 to drive additional growth.”

The Company expects to generate free cash flow of approximately $400 million for the full year 2016.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, cabinet sales excluding the impact of the Norcraft acquisition, operating income before charges/gains, operating margin before charge/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Change		2016	2015	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$645.1	$550.9	17	Cabinets	$1,195.1	$962.0	24
Plumbing	378.3	358.0	6	Plumbing	716.9	691.6	4
Doors	127.8	117.6	9	Doors	222.1	200.8	11
Security	146.6	138.6	6	Security	270.2	261.5	3
Total Net Sales	$1,297.8	$1,165.1	11	Total Net Sales	$2,404.3	$2,115.9	14

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating Income(loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$83.5	$57.0	46	Cabinets	$83.5	$54.9	52
Plumbing	87.7	75.0	17	Plumbing	87.1	69.9	25
Doors	19.6	15.2	29	Doors	19.6	15.2	29
Security	19.6	19.8	(1)	Security	16.2	18.5	(12)
Corporate:				Corporate:
General and administrative expense	(19.5)	(18.1)	(8)	General and administrative expense	(19.5)	(31.9)	39
Defined benefit plan income (b)	0.8	1.6	(50)	Defined benefit plan income/(expense) (1)	0.8	1.6	(50)
Total Corporate Expenses	(18.7)	(16.5)	(13)	Total Corporate Expenses	(18.7)	(30.3)	38

Total Operating Income Before Charges/Gains	$191.7	$150.5	27	Total Operating Income (GAAP)	$187.7	$128.2	46

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.82	$0.59	39	Diluted EPS - Continuing Operations	$0.80	$0.48	67

EBITDA Before Charges/Gains (d)	$221.1	$175.2	26	Income from continuing operations, net of tax	$125.1	$78.0	60

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating Income(loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$121.0	$70.9	71	Cabinets	$119.2	$67.9	76
Plumbing	159.6	139.9	14	Plumbing	158.6	133.7	19
Doors	23.8	14.0	70	Doors	23.8	14.0	70
Security	31.1	29.7	5	Security	21.8	26.5	(18)
Corporate:				Corporate:
General and administrative expense	(40.8)	(34.1)	(20)	General and administrative expense	(40.9)	(49.9)	18
Defined benefit plan income (b)	1.6	3.3	(52)	Defined benefit plan income (1)	0.7	3.3	(79)
Total Corporate Expenses	(39.2)	(30.8)	(27)	Total Corporate Expenses	(40.2)	(46.6)	14

Total Operating Income Before Charges/Gains	$296.3	$223.7	32	Total Operating Income (GAAP)	$283.2	$195.5	45

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$1.24	$0.88	41	Diluted EPS - Continuing Operations	$1.18	$0.73	62

EBITDA Before Charges/Gains (d)	$354.3	$270.7	31	Income from continuing operations, net of tax	$186.1	$118.9	57

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$278.7	$238.5
Accounts receivable, net	569.3	502.6
Inventories	580.5	555.6
Other current assets	114.1	121.3
Total current assets	1,542.6	1,418.0

Property, plant and equipment, net	643.2	627.9
Goodwill	1,793.8	1,755.3
Other intangible assets, net of accumulated amortization	1,039.3	996.7
Other assets	79.0	77.8
Total assets	$5,097.9	$4,875.7

Liabilities and Equity
Current liabilities
Notes payable to banks	$3.2	$0.8
Accounts payable	366.1	344.2
Other current liabilities	348.6	412.9
Total current liabilities	717.9	757.9

Long-term debt	1,600.4	1,168.7
Deferred income taxes	189.6	201.7
Other non-current liabilities	307.4	293.6
Total liabilities	2,815.3	2,421.9

Stockholders' equity	2,281.0	2,450.9
Noncontrolling interests	1.6	2.9
Total equity	2,282.6	2,453.8
Total liabilities and equity	$5,097.9	$4,875.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Operating Activities
Net income	$186.1	$119.7
Depreciation and amortization	59.8	50.2
Recognition of actuarial losses	0.9	-
Deferred taxes	(25.0)	1.2
Other noncash items	18.3	14.7
Changes in assets and liabilities, net	(75.1)	(130.4)
Net cash provided by operating activities	$165.0	$55.4

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(74.4)	$(54.2)
Cost of acquisitions, net of cash	(81.2)	(652.5)
Net cash used in investing activities	$(155.6)	$(706.7)

Financing Activities
Increase in debt, net	$432.4	$717.6
Proceeds from the exercise of stock options	14.5	13.1
Treasury stock purchases	(362.7)	(0.4)
Dividends to stockholders	(49.0)	(44.6)
All other, net	(9.0)	1.6
Net cash provided by financing activities	$26.2	$687.3

Effect of foreign exchange rate changes on cash	4.6	(4.4)

Net increase in cash and cash equivalents	$40.2	$31.6
Cash and cash equivalents at beginning of period	238.5	191.9
Cash and cash equivalents at end of period	$278.7	$223.5

FREE CASH FLOW	Six Months Ended June 30,		2016 Full Year
	2016	2015	Approximation

Free Cash Flow*	$105.1	$29.2	$400.0
Add:
Capital expenditures	74.7	54.6	140.0 - 150.0
Less:
Proceeds from the sale of assets	0.3	0.4	2.0
Proceeds from the exercise of stock options	14.5	13.1	22.0
Transaction costs for Norcraft acquisition	-	14.9	-
Cash Flow From Operations (GAAP)	$165.0	$55.4	$516.0 - 526.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. It additionally excludes payments of transaction costs related to the Norcraft acquisition. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Net Sales	$1,297.8	$1,165.1	11	$2,404.3	$2,115.9	14

Cost of products sold	823.1	754.7	9	1,551.8	1,388.6	12

Selling, general
and administrative expenses	276.7	271.0	2	546.9	512.4	7

Amortization of intangible assets	6.6	5.1	29	13.1	8.6	52

Restructuring charges	3.7	6.1	(39)	9.3	10.8	(14)

Operating Income	187.7	128.2	46	283.2	195.5	45

Interest expense	13.9	6.0	132	25.7	9.4	173

Other (income)/expense, net	(0.4)	1.5	(127)	(0.7)	3.2	(122)

Income from continuing operations before income taxes	174.2	120.7	44	258.2	182.9	41

Income taxes	49.1	42.7	15	72.1	64.0	13

Income from continuing operations, net of tax	$125.1	$78.0	60	$186.1	$118.9	57

Income from discontinued operations, net of tax	-	1.4	(100)	-	0.8	(100)

Net income	$125.1	$79.4	58	$186.1	$119.7	55

Less: Noncontrolling interests	(0.1)	(0.3)	67	(0.1)	-	(100)

Net income attributable to
Fortune Brands Home & Security	$125.2	$79.7	57	$186.2	$119.7	56

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.80	$0.48	67	$1.18	$0.73	62

Diluted Average Shares Outstanding	157.2	163.0	(4)	158.3	162.8	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the second quarter of 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.0 million ($2.8 million after tax or $0.02 per diluted share) of net restructuring and other charges, the impact of the write off of prepaid debt issuance costs of $1.3 million ($0.8 million after tax) and a tax item of $0.8 million.

For the six months ended June 30, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $12.2 million ($8.4 million after tax or $0.06 per diluted share) of restructuring and other charges, the impact of the write off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax), tax items of $1.1 million, and actuarial losses of $0.9 million ($0.6 million after tax).

For the second quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $6.5 million ($5.5 million after tax or $0.03 per diluted share) of net restructuring and other charges, transaction costs related to the acquisition of Norcraft of $15.8 million ($12.6 million after tax or $0.08 per diluted share) and a tax item of $0.3 million.

For the six months ended June 30, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $11.3 million ($8.7 million after tax or $0.05 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $16.9 million ($13.3 million after tax or $0.09 per diluted share), and a tax item of $1.6 million ($0.01 per diluted share).

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.82	$0.59	39	$1.24	$0.88	41

Restructuring and other charges	(0.02)	(0.03)	33	(0.06)	(0.05)	(20)
Norcraft transaction costs(e)	-	(0.08)	100	-	(0.09)	100
Defined benefit plan actuarial losses	-	-	-	-	-	-
Tax item	-	-	-	-	(0.01)	100

Diluted EPS - Continuing Operations	$0.80	$0.48	67	$1.18	$0.73	62

RECONCILIATION OF FULL YEAR 2016 EARNINGS GUIDANCE TO GAAP

For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.60 to $2.68 per share. The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.70 to $2.78 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans for the remainder of the year. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains.

( c ) ( e ) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$221.1	$175.2	26	$354.3	$270.7	31

Depreciation*	$(22.4)	$(21.1)	(6)	$(44.2)	$(41.6)	(6)
Amortization of intangible assets	(6.6)	(5.1)	(29)	(13.1)	(8.6)	(52)
Restructuring and other charges	(4.0)	(6.5)	38	(12.2)	(11.3)	(8)
Interest expense	(13.9)	(6.0)	(132)	(25.7)	(9.4)	(173)
Norcraft transaction costs (e)	-	(15.8)	100	-	(16.9)	100
Defined benefit plan actuarial losses	-	-	-	(0.9)	-	(100)
Income taxes	(49.1)	(42.7)	(15)	(72.1)	(64.0)	(13)

Income from continuing operations, net of tax	$125.1	$78.0	60	$186.1	$118.9	57

* Depreciation excludes accelerated depreciation of ($2.5) million for the six months ended June 30, 2016. Accelerated depreciation is included in restructuring and other charges.

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2015 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2015

Diluted EPS Before Charges/Gains* (c)	$2.07

Restructuring and other charges	(0.10)
Norcraft transaction costs(e)	(0.08)
Defined benefit plan actuarial losses	(0.01)

Diluted EPS - Continuing Operations	$1.88

* For the year ended December 31, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and a charge related to a tax item of $0.2 million.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

				Write-off of
		Restructuring		Prepaid Debt	Norcraft	Before
	GAAP	and other	Tax Item	Issuance Costs	Acquisition	Charges/Gains
	(unaudited)	charges			Costs	(Non-GAAP)

2016	SECOND QUARTER

Net Sales	$1,297.8	-	-	-	-

Cost of products sold	823.1	(0.2)	-	-	-
Selling, general & administrative expenses	276.7	(0.1)	-	-	-
Amortization of intangible assets	6.6	-	-	-	-
Restructuring charges	3.7	(3.7)	-	-	-

Operating Income	187.7	4.0	-	-	-	191.7

Interest expense	13.9	-	-	(1.3)	-
Other income, net	(0.4)	-	-	-	-
Income from continuing operations before income taxes	174.2	4.0	-	1.3	-	179.5

Income taxes	49.1	1.2	(0.8)	0.5	-

Income from continuing operations, net of tax	$125.1	2.8	0.8	0.8	-	$129.5

Income from discontinued operations	-	-	-	-	-

Net Income	125.1	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$125.2	2.8	0.8	0.8	-	$129.6

Income from continuing operations, net of tax
less noncontrolling interests	$125.2	2.8	0.8	0.8	-	$129.6

Diluted Average Shares Outstanding	157.2					157.2

Diluted EPS - Continuing Operations	0.80					0.82

2015

Net Sales	$1,165.1	-	-	-	-
				-
Cost of products sold	754.7	-	-	-	(2.0)
Selling, general & administrative expenses	271.0	(0.4)	-	-	(13.8)
Amortization of intangible assets	5.1	-	-	-	-
Restructuring charges	6.1	(6.1)	-	-	-

Operating Income	128.2	6.5	-	-	15.8	150.5

Interest expense	6.0	-	-	-	-
Other expense, net	1.5	-	-	-	-
Income from continuing operations before income taxes	120.7	6.5	-	-	15.8	143.0

Income taxes	42.7	1.0	(0.3)	-	3.2

Income from continuing operations, net of tax	$78.0	5.5	0.3	-	12.6	$96.4

Income from discontinued operations, net of tax	1.4	-	-	-	-

Net Income	79.4	-	-	-	-

Less: Noncontrolling interests	(0.3)	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$79.7	5.5	0.3	-	12.6	$98.1

Income from continuing operations, net of tax
less noncontrolling interests	$78.3	5.5	0.3	-	12.6	$96.7

Diluted Average Shares Outstanding	163.0					163.0

Diluted EPS - Continuing Operations	0.48					0.59

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

					Write-off of
		Restructuring	Defined benefit		Prepaid Debt	Norcraft	Before
	GAAP	and other	plan actuarial	Tax Item	Issuance	Acquisition	Charges/Gains
	(unaudited)	charges	losses		Costs	Costs	(Non-GAAP)

2016	YEAR TO DATE

Net Sales	$2,404.3	-	-	-	-	-

Cost of products sold	1,551.8	(2.7)	(0.6)	-	-	-
Selling, general & administrative expenses	546.9	(0.2)	(0.3)	-	-	-
Amortization of intangible assets	13.1	-	-	-	-	-
Restructuring charges	9.3	(9.3)	-	-	-	-

Operating Income	283.2	12.2	0.9	-	-	-	296.3

Interest expense	25.7	-	-	-	(1.3)	-
Other income, net	(0.7)	-	-	-	-	-
Income from continuing operations before income taxes	258.2	12.2	0.9	-	1.3	-	272.6

Income taxes	72.1	3.8	0.3	(1.1)	0.5	-

Income from continuing operations, net of tax	$186.1	8.4	0.6	1.1	0.8	-	$197.0

Income from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	186.1	-	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$186.2	8.4	0.6	1.1	0.8	-	$197.1

Income from continuing operations, net of tax
less noncontrolling interests	$186.2	8.4	0.6	1.1	0.8	-	$197.1

Diluted Average Shares Outstanding	158.3						158.3

Diluted EPS - Continuing Operations	1.18						1.24

2015

Net Sales	2,115.9	-	-	-	-	-
					-
Cost of products sold	1,388.6	(0.1)	-	-	-	(2.0)
Selling, general & administrative expenses	512.4	(0.4)	-	-	-	(14.9)
Amortization of intangible assets	8.6	-	-	-	-	-
Restructuring charges	10.8	(10.8)	-	-	-	-

Operating Income	195.5	11.3	-	-	-	16.9	223.7

Interest expense	9.4	-	-	-	-	-
Other expense, net	3.2	-	-	-	-	-
Income from continuing operations before income taxes	182.9	11.3	-	-	-	16.9	211.1

Income taxes	64.0	2.6	-	(1.6)	-	3.6

Income from continuing operations, net of tax	$118.9	8.7	-	1.6	-	13.3	$142.5

Income from discontinued operations, net of tax	0.8	-	-	-	-	-

Net Income	119.7	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$119.7	8.7	-	1.6	-	13.3	$143.3

Income from continuing operations, net of tax
less noncontrolling interests	$118.9	8.7	-	1.6	-	13.3	$142.5

Diluted Average Shares Outstanding	162.8						162.8

Diluted EPS - Continuing Operations	0.73						0.88

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net Sales (GAAP)
Cabinets	$645.1	$550.9	17	$1,195.1	$962.0	24
Plumbing	378.3	358.0	7	716.9	691.6	4
Doors	127.8	117.6	9	222.1	200.8	11
Security	146.6	138.6	6	270.2	261.5	3
Total Net Sales	$1,297.8	$1,165.1	11	$2,404.3	$2,115.9	14

Operating Income (loss)
Cabinets	$83.5	$54.9	52	$119.2	$67.9	76
Plumbing	87.1	69.9	25	158.6	133.7	19
Doors	19.6	15.2	29	23.8	14.0	70
Security	16.2	18.5	(12)	21.8	26.5	(18)
Corporate:
General and administrative expense	(19.5)	(31.9)	39	(40.9)	(49.9)	18
Defined benefit plan income/(expense) (1)	0.8	1.6	(50)	0.7	3.3	(79)
Total Corporate expenses	(18.7)	(30.3)	38	(40.2)	(46.6)	14

Total Operating Income (GAAP)	$187.7	$128.2	46	$283.2	$195.5	45

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$83.5	$57.0	46	$121.0	$70.9	71
Plumbing	87.7	75.0	17	159.6	139.9	14
Doors	19.6	15.2	29	23.8	14.0	70
Security	19.6	19.8	(1)	31.1	29.7	5
Corporate:
General and administrative expense	(19.5)	(18.1)	(8)	(40.8)	(34.1)	(20)
Defined benefit plan income (b)	0.8	1.6	(50)	1.6	3.3	(52)
Total Corporate expenses	(18.7)	(16.5)	(13)	(39.2)	(30.8)	(27)

Total Operating Income Before Charges/Gains (a)	191.7	150.5	27	296.3	223.7	32
Restructuring and other charges (2) (3)	(4.0)	(6.5)	38	(12.2)	(11.3)	(8)
Norcraft transaction costs (e)	-	(15.8)	100	-	(16.9)	100
Defined benefit plan actuarial losses (4)	-	-	-	(0.9)	-	(100)
Total Operating Income (GAAP)	$187.7	$128.2	46	$283.2	$195.5	45

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	%	$	%	$
Actual return on plan assets	(2.1)%	($18.2)	9.8%	$52.0
Expected return on plan assets	6.8%	40.2	7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%		4.2%
Postretirement benefits	4.1%		3.5%

(a) (b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the six month period ended
	June 30, 2016	June 30, 2015	$ change	% change	June 30, 2016	June 30, 2015	$ change	% change
CABINETS
Operating income before charges/gains(a)	$83.5	$57.0	$26.5	46	$121.0	$70.9	$50.1	71
Restructuring charges (1)	-	(0.1)	0.1	100	(1.8)	(1.0)	(0.8)	(80)
Other charges (2)
Cost of products sold	-	(2.0)	2.0	100	-	(2.0)	2.0	100
Operating income (GAAP)	$83.5	$54.9	$28.6	52	$119.2	$67.9	$51.3	76

PLUMBING
Operating income before charges/gains(a)	$87.7	$75.0	$12.7	17	$159.6	$139.9	$19.7	14
Restructuring charges (1)	(0.3)	(4.7)	4.4	94	(0.7)	(5.7)	5.0	88
Other charges (2)
Cost of products sold	(0.2)	-	(0.2)	(100)	(0.2)	(0.1)	(0.1)	(100)
Selling, general and administrative expenses	(0.1)	(0.4)	0.3	75	(0.1)	(0.4)	0.3	75
Operating income (GAAP)	$87.1	$69.9	$17.2	25	$158.6	$133.7	$24.9	19

DOORS
Operating income before charges/gains (a)	$19.6	$15.2	$4.4	29	$23.8	$14.0	$9.8	70
Operating income (GAAP)	$19.6	$15.2	$4.4	29	$23.8	$14.0	$9.8	70

SECURITY
Operating income before charges/gains(a)	$19.6	$19.8	$(0.2)	(1)	$31.1	$29.7	$1.4	5
Restructuring charges (1)	(3.4)	(1.3)	(2.1)	(162)	(6.8)	(3.2)	(3.6)	(113)
Other charges (2)
Cost of products sold	-	-	-	-	(2.5)	-	(2.5)	(100)
Operating income (GAAP)	$16.2	$18.5	$(2.3)	(12)	$21.8	$26.5	$(4.7)	(18)

CORPORATE
General and administrative expense before charges/gains	$(19.5)	$(18.1)	$(1.4)	(8)	$(40.8)	$(34.1)	$(6.7)	(20)
Restructuring charges (1)	-	-	-	-	-	(0.9)	0.9	100
Other charges (2)
Selling, general and administrative expenses	-	(13.8)	13.8	100	(0.1)	(14.9)	14.9	100
General and administrative expense (GAAP)	(19.5)	(31.9)	12.4	39	(40.9)	(49.9)	9.1	18

Defined benefit plan income before actuarial gains/(losses)	0.8	1.6	(0.8)	(51)	1.6	3.3	(1.7)	(51)
Defined benefit plan actuarial losses (3)	-	-	-	-	(0.9)	-	(0.9)	(100)
Defined benefit plan income/(expense) (GAAP)	0.8	1.6	(0.8)	(51)	0.7	3.3	(2.6)	(79)

Total Corporate expense (GAAP)	$(18.7)	$(30.3)	$11.6	38	$(40.2)	$(46.6)	$6.5	14

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	%	$	%	$
Actual return on plan assets	(2.1)%	($18.2)	9.8%	$52.0
Expected return on plan assets	6.8%	40.2	7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%		4.2%
Postretirement benefits	4.1%		3.5%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING NORCRAFT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2016

CABINETS
Percentage change in Net Sales excluding Norcraft	7%
Norcraft Net Sales	10%
Percentage change in Net Sales (GAAP)	17%

Net sales excluding Norcraft is net sales derived in accordance with GAAP excluding Norcraft. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO GAAP OPERATING MARGIN
(Unaudited)

	Three Months Ended June 30,
	2016	2015	Change

CABINETS
Before Charges/Gains Operating Margin	12.9%	10.3%	260 bps
Norcraft transaction costs	-	(0.3%)
GAAP Operating Margin	12.9%	10.0%	290 bps

PLUMBING
Before Charges/Gains Operating Margin	23.2%	20.9%	230 bps
Restructuring & Other Charges	(0.2%)	(1.4%)
GAAP Operating Margin	23.0%	19.5%	350 bps

DOORS
Before Charges/Gains Operating Margin	15.3%	12.9%	240 bps
GAAP Operating Margin	15.3%	12.9%	240 bps

SECURITY
Before Charges/Gains Operating Margin	13.4%	14.3%	(90) bps
Restructuring & Other Charges	(2.3%)	(1.0%)
GAAP Operating Margin	11.1%	13.3%	(220) bps

FBHS
Before Charges/Gains Operating Margin	14.8%	12.9%	190 bps
Restructuring & Other Charges	(0.3%)	(0.6%)
Norcraft transaction costs	-	(1.3%)
GAAP Operating Margin	14.5%	11.0%	350 bps

Before charges/gains operating margin is operating margin derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, Norcraft transaction costs and the impact of expense from actuarial losses associated with our defined benefit plans. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans and tax items. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, the impact of income, tax items and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step-up.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com